UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2006
VALASSIS COMMUNICATIONS, INC.
________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)
Delaware	1-10991	38-2760940
________________________________________________________________________________________________
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

19975 Victor Parkway, Livonia, MI	48152
_______________________________________________	____________
(Address of Principal Executive Offices)	(Zip Code)

      (734) 591-3000

Registrant's Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 8.01 Other Events

On April 28, 2006, the Federal Trade Commission announced that it had approved issuance of the final consent order in the matter concerning Valassis Communications, Inc., settling a claim that alleged that remarks made during Valassis's second quarter earnings conference call, held on July 22, 2004, violated Section 5 of the Federal Trade Commission Act.

Under the terms of the settlement, Valassis did not admit any wrongdoing and is not required to pay any fines or penalties. The allegations were limited to the remarks made on the second quarter earnings conference call and there were no allegations regarding any conduct or effect beyond the remarks themselves. The settlement relieves Valassis of the substantial expense, time and resources of continuing this proceeding.

The FTC announced the approval of the consent agreement on March 14, 2006, subject to a 30-day public comment period, during which time there were no public comments. The consent agreement prohibits Valassis from communicating certain statements about its competitive intentions (and standard prohibitions related to allocating markets and fixing prices). The full text of the settlement is available on Valassis's website at www.valassis.com and the FTC's website at www.ftc.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
VALASSIS COMMUNICATIONS, INC.

By: /s/Barry P. Hoffman
Date: April 28, 2006	Name: Barry P. Hoffman
Title: Executive Vice President and General Counsel